Exhibit 99.1

Old Point Releases Second Quarter 2025 Results

Hampton, VA, July 30, 2025 (PRNewswire) – Old Point Financial Corporation (the “Company” or “Old Point”) (NASDAQ "OPOF") reported net income of $1.2 million with diluted earnings per common share of $0.24 for the second quarter of 2025 compared to net income of $2.2 million with diluted earnings per common share of $0.42 for the first quarter of 2025, and net income of $2.5 million with diluted earnings per common share of $0.50 for the second quarter of 2024.  Net income for the six months ended June 30, 2025 was $3.4 million with diluted earnings per common share of $0.67, and for the six months ended June 30, 2024, net income was $4.2 million with diluted earnings per common share of $0.84.  Adjusted operating earnings (non-GAAP) for the second quarter of 2025 were $2.2 million, or $0.43 per diluted share, compared to $2.5 million, or $0.50 per share, for the second quarter of 2024.  Adjusted operating earnings (non-GAAP) for the six months ended June 30, 2025 were $4.2 million, or $0.83 per diluted share, compared to $4.2 million, or $0.84 per share, for the six months ended June 30, 2024.

As previously disclosed, on April 2, 2025, the Company, The Old Point National Bank of Phoebus (the “Bank”) and TowneBank entered into an Agreement and Plan of Merger (the “Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into TowneBank and immediately thereafter and contemporaneously therewith, the Bank will merge with and into TowneBank, with TowneBank continuing as the surviving corporation (the “Merger”).

As previously reported, the Company’s shareholders have approved the Agreement and the transactions contemplated thereby, which remain subject to receipt of all required regulatory approvals, as well as other customary closing conditions.

Chairman, President and Chief Executive Officer of the Company and Bank, Robert F. Shuford, Jr., commented, “During the second quarter, we continued to manage our deposit mix, leading to meaningful improvements in our net interest margin. This, coupled with a nearly 20% decrease in non-performing assets compared to the prior quarter, demonstrate the strength and health of Old Point.”

“We began the second quarter announcing our agreement to merge with TowneBank and have spent considerable time working with the TowneBank team to prepare for our future partnership.  We continue to believe this partnership will provide the combined company with a stronger platform for growth and create enhanced value for our shareholders, customers and employees.”

Key highlights of the second quarter are as follows:

•
Total assets were $1.4 billion at June 30, 2025, decreasing $48.0 million or 3.3% from December 31, 2024. Net loans held for investment were $994.3 million at June 30, 2025, decreasing $4.4 million, or 0.4%, from December 31, 2024.

•	Total deposits decreased $46.2 million, or 3.7%, from December 31, 2024.

•
Return on average equity (ROE) was 4.25% and adjusted ROE (non-GAAP) was 7.46% for the second quarter of 2025, compared to ROE of 7.50% for the first quarter of 2025, and 9.43% for the second quarter of 2024. Return on average assets (ROA) was 0.35% and adjusted ROA (non-GAAP) was 0.61% for the second quarter of 2025, compared to ROA of 0.61% for the first quarter of 2025, and 0.71% for the second quarter of 2024.

•
Book value per share and tangible book value per share (non-GAAP) at June 30, 2025 increased 0.83% and 0.84%, respectively, from March 31, 2025 and increased 6.88% and 6.99%, respectively, from June 30, 2024.

•
Net income decreased $916 thousand, or 42.5%, to $1.2 million for the second quarter of 2025 from $2.2 million for the first quarter of 2025 and decreased $1.3 million, or 50.9% from $2.5 million for the second quarter of 2024.

•
Net interest margin (NIM) was 3.70% for the second quarter of 2025 compared to 3.63% for the first quarter of 2025 and 3.62% for the second quarter of 2024. NIM on a fully tax-equivalent basis (FTE) (non-GAAP) was 3.71% for the second quarter of 2025 compared to 3.64% for the first quarter of 2025 and 3.63% for the second quarter of 2024.

•
Net interest income increased $171 thousand, or 1.4%, to $12.2 million for the second quarter of 2025 from $12.0 million for the first quarter of 2025 and increased $63 thousand, or 0.5%, compared to the second quarter of 2024.

•	Provision for credit losses of $468 thousand was recognized for the second quarter of 2025, compared to $717 thousand for the first quarter of 2025 and $261 thousand for the second quarter of 2024.

•
Non-performing assets were $3.3 million as of June 30, 2025, decreasing $818 thousand or 19.7% from $4.2 million at March 31, 2025. Non-performing assets as a percentage of total assets were 0.24% at June 30, 2025, compared to 0.29% at March 31, 2025. Non-performing assets at June 30, 2025 increased by $1.4 million from $2.0 million, or 0.14% of total assets at June 30, 2024.

•
Liquidity as of June 30, 2025, defined as cash and cash equivalents, unpledged securities, and available secured borrowing capacity, totaled $455.7 million, representing 32.5% of total assets compared to $460.0 million, representing 31.7% of total assets as of December 31, 2024.

For more information about financial measures that are not calculated in accordance with GAAP, please see “Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures” below.

Balance Sheet and Asset Quality
Total assets of $1.4 billion as of June 30, 2025 decreased $48.0 million or 3.31% from December 31, 2024. Net loans held for investment decreased $4.4 million, or 0.4% from December 31, 2024 to $994.3 million at June 30, 2025, primarily driven by the following: decreases in commercial – non-owner occupied loans of $16.7 million and construction and land development loans of $9.6 million, partially offset by increases in consumer automobile loans of $9.0 million, multifamily loans of $6.1 million, and equity lines of credit of $6.1 million. Securities available-for-sale, at fair value, decreased $3.7 million from December 31, 2024 to $214.4 million at June 30, 2025.

Total deposits of $1.2 billion as of June 30, 2025 decreased $46.2 million, or 3.7%, from December 31, 2024. Noninterest-bearing deposits decreased $12.5 million, or 3.5%, savings deposits increased $17.5 million, or 2.7%, and time deposits decreased $51.2 million, or 21.3%. The decrease in total deposits was driven by decreases in noninterest-bearing and time deposits, partially offset by increases in savings deposits. Overnight repurchase agreements, other borrowings, Federal Home Loan Bank advances, and subordinated notes decreased $4.3 million to $69.5 million at June 30, 2025 from $73.8 million at December 31, 2024.  This was primarily driven by a decrease in subordinated notes of $3.7 million or 12.4% as of June 30, 2025 from December 31, 2024, due to the redemption and retirement in the first quarter of 2025, of a subordinated note issued by the Company, resulting in a realized gain of $656 thousand.

The Company’s total stockholders’ equity at June 30, 2025 increased $4.2 million, or 3.7%, from December 31, 2024 to $118.1 million. The increase was primarily driven by net income and a $1.6 million improvement of unrealized losses on securities available-for-sale driven by fluctuations in market interest rates, net of tax, partially offset by cash dividend payments. The Bank remains well capitalized with a Tier 1 Capital ratio of 13.29% at June 30, 2025 as compared to 12.97% at December 31, 2024. The Bank’s leverage ratio was 10.57% at June 30, 2025 as compared to 10.06% at December 31, 2024.

Non-performing assets (NPAs) totaled $3.3 million as of June 30, 2025, $4.1 million as of March 31, 2025, and $2.0 million as of June 30, 2024. NPAs as a percentage of total assets were 0.24% at June 30, 2025, compared to 0.29% at March 31, 2025, and 0.14% at June 30, 2024. Non-accrual loans were $43 thousand at June 30, 2025, a decrease from $80 thousand at March 31, 2025, and a decrease from $44 thousand at June 30, 2024.  Loans past due 90 days or more and still accruing interest decreased $952 thousand to $932 thousand at June 30, 2025 from $1.9 million at March 31, 2025 and increased $488 thousand from $444 thousand at June 30, 2024, primarily due to one relationship moving to this category in the first quarter of 2025, which returned to current status during the second quarter. Repossessed assets were $2.4 million at June 30, 2025 compared to $2.2 million at March 31, 2025 and $1.5 million at June 30, 2024. The increase in repossessed assets from the prior periods was driven by the recovery efforts of certain loans that were previously past due.

The Company recognized a provision for credit losses of $468 thousand during the second quarter of 2025 compared to $717 thousand during the first quarter of 2025 and $261 thousand during the second quarter of 2024. The provision for credit losses for the second quarter of 2025 included a provision of $450 thousand for loans and a $18 thousand provision for unfunded commitments. The allowance for credit losses (ACL) at June 30, 2025 was $12.1 million. The decrease in the ACL on loans during the second quarter of 2025 compared to the first quarter of 2025 was primarily driven by the decrease in the loan portfolio and updates to the model loss drivers. The ACL at June 30, 2025 compared to June 30, 2024 was relatively unchanged. The ACL on loans as a percentage of loans held for investment was 1.19% at June 30, 2025 compared to 1.17% at March 31, 2025, and 1.12% at June 30, 2024. Quarterly annualized net charge-offs as a percentage of average loans outstanding were 0.13% for the second quarter of 2025, compared to 0.14% for the first quarter of 2025 and 0.12% for the second quarter of 2024. As of June 30, 2025, asset quality remains strong. Management believes the level of the ACL is sufficient to absorb expected losses in the loan portfolio; however, if elevated levels of risk are identified, the provision for credit losses may increase in future periods.

Net Interest Income
Net interest income for the second quarter of 2025 was $12.2 million, an increase of $171 thousand, or 1.4%, from the prior quarter and an increase of $63 thousand, or 0.5%, from the second quarter of 2024. The increase from the linked quarter was primarily due to higher average yields on loan balances, partially offset by higher costs of deposits. The increase from the prior-year comparative quarter was due primarily to higher average yields on loan balances and lower costs of deposits. For the six months ended June 30, 2025, and 2024, net interest income was $24.2 million and $23.7 million, respectively.  The increase from the prior-year comparative period was primarily due to higher average yields on loan balances and lower costs of deposits.

Net Interest Margin (NIM) for the second quarter of 2025 was 3.70%, an increase from 3.63% for the first quarter of 2025, and an increase from 3.62% for the prior year quarter. On a fully tax-equivalent basis (FTE) (non-GAAP), NIM was 3.71%, for the second quarter of 2025, compared to 3.64% for the first quarter of 2025 and 3.63% for the second quarter of 2024.  Average earning asset balances for the second quarter decreased $18.7 million at June 30, 2025 compared to March 31, 2025, primarily due to a decrease in the average balances of loans, with yields on average earning assets increasing 9 basis points. Average interest-bearing liabilities increased $4.7 million for the quarter ended June 30, 2025 compared to the quarter ended March 31, 2025 with costs increasing 1 basis point. The higher interest cost of liabilities was primarily due to increased average deposit balances and higher interest rates on money market deposit accounts.  During the first six months of 2025, average earning assets and average interest-bearing liabilities decreased $18.0 million and $11.9 million, respectively, over the 2024 comparative period.

Average loans were $1.0 billion, a decrease of $10.0 million, or 1.0%, for the second quarter of 2025 compared to the first quarter of 2025, and a decrease of $58.9 million, or 5.6%, for the second quarter of 2025 compared to the same period of 2024.  Average yields on loans were 13 basis points higher in the second quarter of 2025 compared to the first quarter of 2025, and 5 basis points higher in the second quarter of 2025 compared to the same period of 2024, the result of a higher interest rate environment. The extent to which changing interest rates will ultimately affect the Company’s NIM is uncertain. For more information about these FTE financial measures, please see “Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures,” below.

Noninterest Income
Total noninterest income was $3.2 million for the second quarter of 2025 compared to $3.8 million for the first quarter of 2025 and $3.5 million for the comparative quarter of 2024. The $598 thousand decrease during the second quarter of 2025 compared to the linked quarter was primarily driven by the gain on the redemption and retirement of subordinated notes recognized in the first quarter and losses on sales of repossessed assets, partially offset by no losses on the sales of available-for-sale securities in the second quarter. The $222 thousand decrease compared to the second quarter of 2024 was primarily driven by losses on sales of repossessed assets and a decrease in other service charges, commissions, and fees, partially offset by an increase in fiduciary and asset management fees.  Noninterest income for the six months ended June 30, 2025 increased $403 thousand to $7.1 million compared to the six months ended June 30, 2024, primarily driven by the gain on the redemption and retirement of subordinated notes recognized in the first quarter of 2025 and an increase in fiduciary and asset management fees, partially offset by losses on sales of repossessed assets and losses on the sale of available-for-sale securities.

Noninterest Expense
Noninterest expense totaled $13.4 million for the second quarter of 2025 compared to $12.4 million for the first quarter of 2025 and $12.3 million for the second quarter of 2024. The increases in expenses from the linked quarter of $917 thousand and $1.0 million over the prior year quarter were primarily related to increases in merger-related costs and salaries and employee benefits, partially offset by decreases in occupancy and equipment. For the six months ended June 30, 2025, noninterest expense increased $784 thousand, or 3.1%, over the six months ended June 30, 2024, primarily due to increases in merger-related costs, partially offset by decreases in salaries and employee benefits, occupancy and equipment, and other operating expenses.

Capital Management and Dividends
For the second quarter of 2025, the Company declared a dividend of $0.14 per share, consistent with the first quarter of 2025. The dividend represents a payout ratio of 58.3% of earnings per share for the second quarter of 2025. The Board of Directors of the Company continually reviews the amount of cash dividends per share and the resulting dividend payout ratio in light of changes in economic conditions, current and future capital requirements, and expected future earnings.

Total consolidated equity increased $4.2 million at June 30, 2025, compared to December 31, 2024, due primarily to net income and a $1.6 million reduction, net of tax, in unrealized losses on securities available-for-sale driven by fluctuations in market interest rates, partially offset by cash dividend payments. The Company’s securities available-for-sale are primarily fixed income debt securities, and their unrealized loss position is a result of increases in market interest rates since the investments were acquired rather than credit quality issues. The Company expects to recover its investments in debt securities through scheduled payments of principal and interest and unrealized losses are not expected to affect the earnings or regulatory capital of the Company or its subsidiaries.

At June 30, 2025, the book value per share of the Company’s common stock was $23.15, and tangible book value per share (non-GAAP) was $22.80. For more information about non-GAAP financial measures, please see “Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures,” below.

Non-GAAP Financial Measures
In reporting the results as of and for the three and six months ended June 30, 2025, the Company has provided supplemental financial measures on a fully tax-equivalent, tangible, or adjusted basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations and provide meaningful information about operating performance by enhancing comparability with other financial periods, other financial institutions, and between different sources of interest income. The non-GAAP measures used by management enhance comparability by excluding the effects of items or events that may obscure trends in the Company’s underlying performance. A reconciliation of the non-GAAP financial measures used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures is presented below.

Safe Harbor Statement Regarding Forward-Looking Statements
Statements in this press release, including without limitation, statements made in Mr. Shuford’s quotation, which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management, as of the time such statements are made. These statements are also subject to assumptions with respect to future business strategies and decisions that are subject to change. These statements are inherently uncertain, and there can be no assurance that the underlying beliefs, estimates, or assumptions will prove to be accurate. Actual results, performance, achievements, or trends could differ materially from historical results or those expressed or implied by such statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Forward-looking statements in this release may include, without limitation, statements regarding: the proposed Merger with TowneBank; expected future operations and financial performance; future financial and economic conditions, industry conditions, and loan demand; Old Point’s strategic focuses; impacts of economic uncertainties; performance of the loan and securities portfolios; asset quality; revenue generation; deposit growth and future levels of rates paid on deposits; levels and sources of liquidity and capital resources; future levels of the allowance for credit losses, charge-offs or net recoveries; levels of or changes in interest rates and potential impacts on Old Point’s NIM; changes in NIM and items affecting NIM; expected future recovery of investments in debt securities; expected impact of unrealized losses on earnings and regulatory capital of Old Point or the Bank; liquidity and capital levels; cybersecurity risks; inflation; the effect of future market and industry trends; and other statements that include projections, predictions, expectations, or beliefs about future events or results, or otherwise are not statements of historical fact.

These forward-looking statements are subject to significant risks and uncertainties due to factors that could have a material adverse effect on the operations and future prospects of Old Point including, but not limited to, the Merger may not close in a timely manner or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger), which may adversely affect the Company’s business and the price of the Company’s common stock; the outcome of any legal proceeding that may be instituted against the Company related to the Agreement or the Merger; the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the Agreement; the announcement or pendency of the Merger could adversely affect the Company’s business relationships, results of operations, employees and business generally; the proposed Merger may disrupt current plans and operations of the Company and cause difficulties in the Company’s employee retention; the proposed Merger may divert management’s attention from the Company’s ongoing business operations; the amount of unexpected costs, fees, expenses and other charges related to the Merger; changes in or the effects of: interest rates and yields, such as changes or volatility in short-term interest rates or yields on U.S. Treasury bonds and changes or volatility in U.S. Treasury bonds and changes or volatility in mortgage interest rates, and the impacts on macroeconomic conditions, customer and client behavior, Old Point’s funding costs and Old Point’s loan and securities portfolios; U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability;  adverse developments in the financial services industry, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; the sufficiency of liquidity and regulatory capital; economic and business conditions in the United States generally and particularly in the Company’s service area, including inflation, slowdowns in economic growth, unemployment levels, supply chain disruptions, and the impacts on customer and client behavior; conditions within the financial markets and in the banking industry, as well as the financial condition and capital adequacy of other participants in the banking industry, and the market, supervisory and regulatory reactions thereto; the impact of changes in the political landscape and related policy changes, including monetary, fiscal, regulatory, and trade policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve, the effect of these policies on interest rates and business in our markets and any changes associated with the current administration; the quality or composition of the loan or securities portfolios and changes therein; effectiveness of expense control initiatives; an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as may be affected by inflation, changing interest rates or other factors; the Company’s liquidity and capital positions; the value of securities held in the Company’s investment portfolios; deposit flows; the Company’s technology, efficiency, and other strategic initiatives; the legislative/regulatory climate, regulatory initiatives with respect to financial institutions, products and services; the Consumer Financial Protection Bureau (the “CFPB”) and the regulatory and enforcement activities of the CFPB; future levels of government defense spending, particularly in the Company’s service areas; uncertainty over future federal spending or budget priorities, particularly in connection with the Department of Defense, on the Company’s service areas; the impact of changes in the political landscape and related policy changes, including monetary, regulatory and trade policies; the U.S. Government’s guarantee of repayment of student or small business loans purchased by the Company; potential claims, damages and fines related to litigation or government actions; demand for loan products and the impact of changes in demand on loan growth; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the NIM; the level of net charge-offs on loans; the performance of the Company’s dealer/indirect lending program; the strength of the Company’s counterparties; the Company’s ability to compete in the market for financial services and increased competition from both banks and non-banks, including fintech companies; demand for financial services in Old Point's market area; the Company’s ability to develop and maintain secure and reliable electronic systems; any interruption or breach of security in the Company’s information systems or those of the Company’s third party vendors or their service providers; reliance on third parties for key services; cyber threats, attacks, or events; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, financial crises, political crises, war, and other geopolitical conflicts, such as the war between Russia and Ukraine or in the Middle East, or public health events, and of governmental and societal responses thereto, on, among other things, the Company’s operations, liquidity, and credit quality; the use of inaccurate assumptions in management's modeling systems; technological risks and developments; the commercial and residential real estate markets; the demand in the secondary residential mortgage loan markets; expansion of the Company’s product offerings; effectiveness of expense control initiatives; changes in management; changes in accounting principles, standards, policies guidelines, and interpretations and elections made by the Company thereunder, and the related impact on the Company’s financial statements; and other factors detailed in Old Point's publicly filed documents, including in Part I, Item 1A. “Risk Factors,” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 31, 2024, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein. Forward-looking statements are not statements of historical fact. Readers are cautioned not to place undue reliance on such statements, which speak only as of date they are made.

The Company does not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time or on behalf of the Company, whether as a result of new information, future events or otherwise, except as otherwise required by law. In addition, past results of operations are not necessarily indicative of future results.

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Old Point or TowneBank. In connection with the proposed Merger, Old Point filed with the SEC on May 27, 2025 a definitive proxy statement, which included an offering circular of TowneBank with respect to shares of TowneBank common stock to be issued in connection with the Merger (the “proxy statement/offering circular”). Old Point delivered the proxy statement/offering circular to its shareholders seeking approval of the Merger and related matters on or about May 29, 2025. In addition, each of TowneBank and Old Point may file other relevant documents concerning the proposed transaction with the FDIC and the SEC, respectively.

Investors, TowneBank shareholders and Old Point shareholders are strongly urged to read the proxy statement/offering circular regarding the proposed Merger and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Old Point and the proposed Merger. Free copies of the proxy statement/offering circular, as well as other filings containing information about Old Point, may be obtained after their filing at the SEC’s website (http://www.sec.gov). Free copies of filings containing information about TowneBank may be obtained after their filing at the FDIC’s website (https://www.fdic.gov/).

Information about Old Point Financial Corporation
Old Point Financial Corporation (Nasdaq: OPOF) is the parent company of Old Point National Bank and Old Point Wealth Management, which serve the Hampton Roads and Richmond regions of Virginia. Old Point National Bank is a locally owned and managed community bank which offers a wide range of financial services from checking, insurance, and mortgage products to comprehensive commercial lending and banking products and services. Old Point Wealth Management is the largest wealth management services provider headquartered in Hampton Roads, Virginia, offering local asset management by experienced professionals. Additional information about the company is available at oldpoint.com.

For more information, contact Laura Wright, Vice President/Marketing Director, at lwright@oldpoint.com or (757) 728-1743.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	June 30,	December 31,
(dollars in thousands, except per share amounts)	2025	2024
	(unaudited)	*
Assets

Cash and due from banks	$17,611	$17,098
Interest-bearing due from banks	81,846	122,238
Federal funds sold	1,221	708
Cash and cash equivalents	100,678	140,044
Securities available-for-sale, at fair value	214,377	218,083
Restricted securities, at cost	3,924	3,918
Loans, net	994,334	998,713
Premises and equipment, net	28,556	29,198
Premises and equipment, held for sale	344	344
Bank-owned life insurance	36,755	36,182
Goodwill	1,650	1,650
Core deposit intangible, net	121	143
Repossessed assets	2,354	1,972
Other assets	19,434	20,323
Total assets	$1,402,527	$1,450,570

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$342,562	$355,041
Savings deposits	676,946	659,445
Time deposits	189,193	240,428
Total deposits	1,208,701	1,254,914
Federal funds purchased, repurchase agreements and other short-term borrowings	3,321	3,967
Federal Home Loan Bank advances	40,050	40,000
Subordinated notes, net	26,114	29,799
Accrued expenses and other liabilities	6,205	7,920
Total liabilities	1,284,391	1,336,600

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 5,102,797 and 5,078,318 shares outstanding (includes 70,854 and 65,920 of nonvested restricted stock, respectively)	25,160	25,062
Additional paid-in capital	17,672	17,548
Retained earnings	90,463	88,492
Accumulated other comprehensive loss, net	(15,159)	(17,132)
Total stockholders' equity	118,136	113,970
Total liabilities and stockholders' equity	$1,402,527	$1,450,570

*	Derived from audited consolidated financial statements.

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income (unaudited)	Three Months Ended			Six Months Ended
(dollars in thousands, except per share amounts)	Jun. 30, 2025	Mar. 31, 2025	Jun. 30, 2024	Jun. 30, 2025	Jun. 30, 2024

Interest and Dividend Income:
Loans, including fees	$14,339	$13,987	$15,042	$28,326	$29,586
Due from banks	1,044	1,136	1,087	2,180	1,886
Federal funds sold	12	8	12	20	21
Securities:
Taxable	1,984	1,975	1,761	3,959	3,559
Tax-exempt	138	137	139	275	278
Dividends and interest on all other securities	57	60	77	117	171
Total interest and dividend income	17,574	17,303	18,118	34,877	35,501

Interest Expense:
Checking and savings deposits	3,123	2,791	2,699	5,914	5,296
Time deposits	1,565	1,801	2,337	3,366	4,509
Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	39	38	1	77	2
Federal Home Loan Bank advances	405	401	670	806	1,448
Long term borrowings	263	264	295	527	590
Total interest expense	5,395	5,295	6,002	10,690	11,845
Net interest income	12,179	12,008	12,116	24,187	23,656
Provision for credit losses	468	717	261	1,185	341
Net interest income after provision for credit losses	11,711	11,291	11,855	23,002	23,315

Noninterest Income:
Fiduciary and asset management fees	1,273	1,332	1,129	2,605	2,321
Service charges on deposit accounts	767	770	837	1,537	1,595
Other service charges, commissions and fees	1,017	943	1,150	1,960	2,033
Bank-owned life insurance income	291	282	270	573	535
Loss on sale of available-for-sale securities, net	-	(176)	-	(176)	-
Loss on sale of repossessed assets, net	(252)	(84)	(58)	(336)	(36)
Gain on redemption and retirement of subordinated notes	-	656	-	656	-
Other operating income	153	124	143	277	245
Total noninterest income	3,249	3,847	3,471	7,096	6,693

Noninterest Expense:
Salaries and employee benefits	7,499	7,343	7,195	14,842	15,026
Occupancy and equipment	1,094	1,181	1,373	2,275	2,546
Data processing	1,416	1,333	1,393	2,749	2,708
Customer development	134	134	176	268	231
Professional services	644	674	680	1,318	1,265
Employee professional development	230	183	167	413	378
Merger-related costs	976	261	-	1,237	-
Other taxes	290	284	276	574	537
Other operating expenses	1,081	1,054	1,064	2,135	2,336
Total noninterest expense	13,364	12,447	12,324	25,811	25,027
Income before income taxes	1,596	2,691	3,002	4,287	4,981
Income tax expense	354	533	473	887	735
Net income	$1,242	$2,158	$2,529	$3,400	$4,246

Basic Earnings per Common Share:
Weighted average shares outstanding	5,103,320	5,086,759	5,064,363	5,095,086	5,052,091
Net income per share of common stock	$0.24	$0.42	$0.50	$0.67	$0.84

Diluted Earnings per Common Share:
Weighted average shares outstanding	5,103,320	5,086,759	5,064,503	5,095,086	5,052,190
Net income per share of common stock	$0.24	$0.42	$0.50	$0.67	$0.84

Cash Dividends Declared per Share:	$0.14	$0.14	$0.14	$0.28	$0.28

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the quarters ended
(unaudited)	June 30, 2025			March 31, 2025			June 30, 2024
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate**	Average Balance	Interest Income/ Expense	Yield/ Rate**	Average Balance	Interest Income/ Expense	Yield/ Rate**
ASSETS
Loans*	$1,002,979	$14,339	5.73%	$1,012,941	$13,987	5.60%	$1,061,884	$15,042	5.68%
Investment securities:
Taxable	193,471	1,984	4.11%	193,795	1,975	4.13%	169,675	1,761	4.16%
Tax-exempt*	25,719	175	2.73%	25,799	173	2.72%	26,036	176	2.71%
Total investment securities	219,190	2,159	3.95%	219,594	2,148	3.97%	195,711	1,937	3.97%
Interest-bearing due from banks	94,725	1,044	4.42%	103,402	1,136	4.46%	79,752	1,087	5.47%
Federal funds sold	1,133	12	4.25%	797	8	4.07%	894	12	5.38%
Other investments	3,922	57	5.83%	3,918	60	6.21%	4,506	77	6.85%
Total earning assets	1,321,949	$17,611	5.34%	1,340,652	$17,339	5.25%	1,342,747	18,155	5.42%
Allowance for credit losses	(11,893)			(11,463)			(11,905)
Other non-earning assets	115,390			100,833			107,487
Total assets	$1,425,446			$1,430,022			$1,438,329

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$155,582	$1	0.00%	$83,896	$2	0.01%	$94,868	$3	0.01%
Money market deposit accounts	464,048	3,116	2.69%	504,756	2,783	2.24%	446,359	2,689	2.42%
Savings accounts	75,486	6	0.03%	77,273	6	0.03%	85,098	7	0.03%
Time deposits	193,092	1,565	3.25%	216,856	1,801	3.37%	247,472	2,337	3.79%
Total time and savings deposits	888,208	4,688	2.12%	882,781	4,592	2.11%	873,797	5,036	2.31%
Federal funds purchased, repurchase agreements and other short-term borrowings	3,741	39	4.18%	3,890	38	3.96%	2,006	1	0.20%
Federal Home Loan Bank advances	40,001	405	4.06%	40,000	401	4.07%	54,006	670	4.98%
Subordinated notes	26,093	263	4.04%	26,644	264	4.02%	29,712	295	3.98%
Total interest-bearing liabilities	958,043	5,395	2.26%	953,315	5,295	2.25%	959,521	6,002	2.51%
Demand deposits	343,366			352,312			362,884
Other liabilities	6,860			7,717			8,380
Stockholders' equity	117,177			116,678			107,544
Total liabilities and stockholders' equity	$1,425,446			$1,430,022			$1,438,329
Net interest margin*		$12,216	3.71%		$12,044	3.64%		$12,153	3.63%

*
Computed on a fully tax-equivalent basis (non-GAAP) using a 21% rate, adjusting interest income by $37 thousand for the quarter ended June 30, 2025, $36 thousand for the quarter ended March 31, 2025, and by $37 thousand for the quarter ended June 30, 2024.

**	Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates
(unaudited)
	For the six months ended June 30,
	2025			2024
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate**	Average Balance	Interest Income/ Expense	Yield/ Rate**
ASSETS
Loans*	$1,001,069	$28,326	5.71%	$1,069,389	$29,586	5.55%
Investment securities:
Taxable	193,632	3,959	4.12%	172,458	3,559	4.14%
Tax-exempt*	25,759	348	2.72%	26,075	352	2.71%
Total investment securities	219,391	4,307	3.96%	198,533	3,911	3.95%
Interest-bearing due from banks	99,039	2,180	4.44%	68,837	1,886	5.49%
Federal funds sold	966	20	4.18%	801	21	5.26%
Other investments	3,920	117	6.02%	4,853	171	7.07%
Total earning assets	1,324,385	$34,950	5.32%	1,342,413	35,575	5.31%
Allowance for credit losses	(11,679)			(12,149)
Other nonearning assets	115,016			106,340
Total assets	$1,427,722			$1,436,604

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$119,937	$3	0.01%	$94,651	$6	0.01%
Money market deposit accounts	484,289	5,900	2.46%	449,279	5,277	2.36%
Savings accounts	76,375	11	0.03%	87,066	13	0.03%
Time deposits	204,908	3,366	3.31%	242,774	4,509	3.72%
Total time and savings deposits	885,509	9,280	2.11%	873,770	9,805	2.25%
Federal funds purchased, repurchase agreements and other short-term borrowings	3,815	77	4.07%	2,245	2	0.18%
Federal Home Loan Bank advances	40,000	806	4.06%	61,861	1,448	4.69%
Subordinated notes	26,367	527	4.03%	29,696	590	3.98%
Total interest-bearing liabilities	955,691	10,690	2.26%	967,572	11,845	2.46%
Demand deposits	347,815			353,491
Other liabilities	7,287			8,294
Stockholders' equity	116,929			107,247
Total liabilities and stockholders' equity	$1,427,722			$1,436,604
Net interest margin*		$24,260	3.69%		$23,730	3.55%

*	Computed on a fully tax-equivalent basis (non-GAAP) using a 21% rate, adjusting interest income by $73 thousand and $74 thousand for the six months ended June 30, 2025 and 2024, respectively.
**	Annualized

Old Point Financial Corporation and Subsidiaries	As of or for the quarters ended,			For the six months ended,
Selected Ratios (unaudited) (dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Earnings per common share, diluted	$0.24	$0.42	$0.50	$0.67	$0.84
Return on average assets (ROA)	0.35%	0.61%	0.71%	0.48%	0.59%
Return on average equity (ROE)	4.25%	7.50%	9.43%	5.86%	7.94%
Net Interest Margin (FTE) (non-GAAP)	3.71%	3.64%	3.63%	3.69%	3.55%
Efficiency ratio	86.62%	78.51%	79.07%	82.51%	82.46%
Efficiency ratio (FTE) (non-GAAP)	86.41%	78.32%	78.88%	82.32%	82.26%
Book value per share	$23.15	$22.96	$21.66
Tangible Book Value per share (non-GAAP)	$22.80	$22.61	$21.31
Non-performing assets (NPAs) / total assets	0.24%	0.29%	0.14%
Annualized Net Charge-Offs / average total loans	0.13%	0.14%	0.12%
Allowance for credit losses on loans / total loans	1.19%	1.17%	1.12%

Non-Performing Assets (NPAs)
Nonaccrual loans	$43	$80	$44
Loans > 90 days past due, but still accruing interest	932	1,884	444
Repossessed assets	2,354	2,183	1,471
Total non-performing assets	$3,329	$4,147	$1,959

Other Selected Numbers
Loans, net	$994,334	$1,001,009	$1,042,774
Deposits	1,208,701	1,257,478	1,236,575
Stockholders' equity	118,136	117,217	109,996
Total assets	1,402,527	1,450,988	1,423,354
Loans charged off during the quarter, net of recoveries	331	351	311
Quarterly average loans	1,002,979	1,012,941	1,061,884
Quarterly average assets	1,425,446	1,430,022	1,438,329
Quarterly average earning assets	1,321,949	1,340,652	1,342,747
Quarterly average deposits	1,231,574	1,235,093	1,236,681
Quarterly average equity	117,177	116,678	107,544

Old Point Financial Corporation and Subsidiaries
Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(dollars in thousands, except per share data)	As of or for the quarters ended,			As of or for the six months ended,
	Jun. 30, 2025	Mar. 31, 2025	Jun. 30, 2024	Jun. 30, 2025	Jun. 30, 2024

Fully Taxable Equivalent Net Interest Income
Net interest income (GAAP)	$12,179	$12,008	$12,116	$24,187	$23,656
FTE adjustment	37	36	37	73	74
Net interest income (FTE) (non-GAAP)	$12,216	$12,044	$12,153	$24,260	$23,730
Noninterest income (GAAP)	3,249	3,847	3,471	7,096	6,693
Total revenue (FTE) (non-GAAP)	$15,465	$15,891	$15,624	$31,356	$30,423
Noninterest expense (GAAP)	13,364	12,447	12,324	25,811	25,027

Average earning assets	$1,321,949	$1,340,652	$1,342,747	$1,324,385	$1,342,413
Net interest margin	3.70%	3.63%	3.62%	3.68%	3.53%
Net interest margin (FTE) (non-GAAP)	3.71%	3.64%	3.63%	3.69%	3.55%

Efficiency ratio	86.62%	78.51%	79.07%	82.51%	82.46%
Efficiency ratio (FTE) (non-GAAP)	86.41%	78.32%	78.88%	82.32%	82.26%

Tangible Book Value Per Share
Total Stockholders' Equity (GAAP)	$118,136	$117,217	$109,996
Less goodwill	1,650	1,650	1,650
Less core deposit intangible, net	121	132	165
Tangible Stockholders' Equity (non-GAAP)	$116,365	$115,435	$108,181

Shares issued and outstanding	5,102,797	5,105,030	5,077,525

Book value per share	$23.15	$22.96	$21.66
Tangible book value per share (non-GAAP)	$22.80	$22.61	$21.31

Adjusted Operating Earnings (non-GAAP)
Net income (GAAP)	$1,242	$2,158	$2,529	$3,400	$4,246
Plus loss on sale of available-for-sale securities, net of tax(1)	-	139	-	139	-
Less gain on redemption and retirement of subordinated notes, net of tax(1)	-	(518)	-	(518)	-
Plus merger-related costs, net of tax (1)	936	206	-	1,186	-
Adjusted Operating Earnings (non-GAAP)	$2,178	$1,985	$2,529	$4,207	$4,246
(1) The tax rate utilized in calculating the tax effect is 21%. Certain merger-related costs were non-deductible.

Weighted average diluted shares	5,103,320	5,086,759	5,064,503	5,095,086	5,052,190
Diluted EPS (GAAP)	$0.24	$0.42	$0.50	$0.67	$0.84
Diluted EPS (non-GAAP)	$0.43	$0.39	$0.50	$0.83	$0.84
Average assets	$1,425,446	$1,430,022	$1,438,329	$1,427,722	$1,436,604
Average equity	$117,177	$116,678	$107,544	$116,929	$107,247
Return on average assets (GAAP)	0.35%	0.61%	0.71%	0.48%	0.59%
Adjusted return on average assets (non-GAAP)	0.61%	0.56%	0.71%	0.59%	0.59%
Return on average equity (GAAP)	4.25%	7.50%	9.43%	5.86%	7.94%
Adjusted return on average equity (non-GAAP)	7.46%	6.90%	9.43%	7.26%	7.94%
Efficiency ratio (GAAP)	86.62%	78.51%	79.07%	82.51%	82.46%
Adjusted efficiency ratio (non-GAAP)	92.47%	79.62%	78.88%	86.10%	82.26%